Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

To Tender Outstanding

9 1/2% Senior Notes Due 2012

of

TRONOX WORLDWIDE LLC

TRONOX FINANCE CORP.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED                     , 2006

As set forth in the Prospectus, dated                     , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Tronox Worldwide, LLC, a Delaware limited liability company (“Tronox Worldwide”), and Tronox Finance Corp., a Delaware corporation (“Finance Corp.” and together with Tronox Worldwide, “Tronox”) under the caption “The Exchange Offer-Terms of the Exchange Offer-Guaranteed Delivery Procedures” and in the Letter of Transmittal to tender 9 1/2% Senior Notes due 2012 of Tronox, this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for outstanding 9 1/2% Senior Notes due 2012 (the “Old Notes”) of Tronox are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined below), or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form may be delivered by facsimile transmission, by registered or certified mail, by hand, or by overnight delivery service to the Exchange Agent. See “The Exchange Offer-Terms of the Exchange Offer-Procedures for Tendering Old Notes” in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY TRONOX.

The Exchange Agent for the Exchange Offer is:

Citibank, N.A.

By Mail:	By Overnight Courier and Hand Delivery:	By Facsimile: (212) 657-1020

Citibank, N.A. 111 Wall Street, 15th Floor New York, New York 10043	Citibank, N.A. 111 Wall Street, 15th Floor New York, New York 10043	(For Eligible Institutions Only) Confirm By Telephone: (800) 422-2066

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

The undersigned hereby tenders to Tronox, upon the terms and conditions set forth in the Prospectus and in the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006, unless extended by Tronox.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OLD NOTES TENDERED
Certificate Number(s) (if known) of Old Notes or Account Number At the Book-Entry Facility	Aggregate Principal Amount Represented	Principal Amount Tendered

	Total:	Total:

PLEASE SIGN AND COMPLETE

Signature(s):	Name(s):

Address:	Capacity (full title), if signing in a representative capacity:

(Zip Code)
Area Code and Telephone Number:

Dated:	Taxpayer Identification or Social Security Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, being a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above named person(s) “own(s)” the Old Notes tendered hereby within the meaning of Rule 14e-4 (“Rule 14e-4”) under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Old Notes complies with Rule 14e-4, and (c) to deliver to the Exchange Agent the certificates representing the Old Notes tendered hereby or confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature:

Name:

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES OF OLD NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

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